Exhibit 3.1

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz
Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	FC FINANCIAL SERVICES INC.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada
Name
6100 Neil Road, Suite 500	Reno	Nevada	89511
Street Address	City	State	Zip Code
None
Optional Mailing Address	City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue
Number of shares	Number of shares
with par value:	100,000,000	Par value:	0.00001	without par value:	None
4.	Name & Addresses, of Board of Directors/ Trustees: (attach additional page there is more than 3 directors/trustees)	1. Taras Chebountchak
Name
Omitted for filing purposes
Street Address	City	State	Zip Code
2. Orit Stolyar
Name
Omitted for filing purposes
Street Address	City	State	Zip Code
5.	Purpose: (optional - see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activity and acts desirable to accomplish such purpose.
6.	Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Conrad C. Lysiak	/s/ Conrad C. Lysiak
Name	Signature
601 West First Avenue, Suite 503	Spokane, Washington 99201
Address	City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Kathleen C. Gariepy, Assistant Secretary	12-10-03
Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.